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                         [DICKINSON WRIGHT LETTERHEAD]


November 30, 1999                                                EXHIBIT 5.1

Securities and Exchange Commission
Washington, DC 20549

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We are acting as counsel to SEMCO Energy, Inc. ("SEMCO") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including a preliminary prospectus, which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers such indeterminate number or amount of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock and Common Stock of SEMCO, Trust Preferred Securities (the "Trust Preferred Securities") of SEMCO Capital Trust I, SEMCO Capital Trust II and SEMCO Capital Trust III (collectively, the "SEMCO Trusts") and guarantees by SEMCO (the "Trust Guarantees") of the Trust Preferred Securities. The Registration Statement also includes Stock Purchase Contracts to purchase shares of Common Stock of SEMCO which may be offered as parts of Stock Purchase Units.

         The Senior Debt Securities will be issued pursuant to a Senior Debt Securities Indenture, as supplemented, between SEMCO and the trustee named herein (the "Senior Indenture"); the Subordinated Debt Securities will be issued pursuant to a Subordinated Debt Securities Indenture, as supplemented, between SEMCO and the trustee named therein (the "Subordinated Indenture"); the Trust Preferred Securities will be issued pursuant to the applicable SEMCO Trust; and the Trust Guarantees will be issued pursuant to Trust Guarantee Agreements between SEMCO and the trustee named therein (the "Trust Guarantee Agreements").

         1. We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions and upon the adoption of appropriate resolutions by the Board of Directors of SEMCO or a duly authorized committee thereof, (i) when the Senior Indenture and the Subordinated Indenture have been duly executed and delivered and when the Senior Debt Securities and the Subordinated Debt Securities have been executed, authenticated and delivered in accordance with the terms of the Senior Indenture and the Subordinated Indenture, as the case may be, the Senior Debt Securities and the Subordinated Debt Securities will be binding obligations of SEMCO, and
(ii) when the SEMCO Trusts and the Trust Guarantees have been duly executed, and the Trust Preferred Securities have been


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                         [DICKINSON WRIGHT LETTERHEAD]



Securities and Exchange Commission
November 30, 1999
Page 2

executed, authenticated and delivered in accordance with the terms of the applicable SEMCO Trust, the Trust Guarantees will be binding obligations of SEMCO. The foregoing is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity,

         2. We are further of the opinion that the Preferred Stock and Common Stock when issued and sold, as contemplated in the Registration Statement, and in the case of Common Stock either directly or by Stock Purchase Contracts or Stock Purchase Units, will be legally issued, fully paid and non-assessable.

         The foregoing opinions are limited solely to the Federal laws of the United States, the laws of the State of Michigan, and, with respect to paragraph 1 above the laws of the State of New York. We are expressing no opinion as to the effect of the laws of any other jurisdiction and we have, with respect to the laws of the State of New York, relied upon the opinion of Dewey Ballantine LLP, attached as Exhibit A hereto, as to the matters set forth in paragraph 1 above.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the captions "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                  Very truly yours,



                                                  /s/ Dickinson Wright PLLC
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                                                        EXHIBIT A TO EXHIBIT 5.1

                        [DEWEY BALLANTINE LLP LETTERHEAD]

                                November 30, 1999


Dickinson Wright PLLC
500 Woodward Avenue
Suite 4000
Detroit, Michigan  48226-3425

                  Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to underwriters to be designated in connection with a Registration Statement on Form S-3, including a preliminary prospectus, which is being filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Senior Debt Securities ("Senior Debt Securities") of SEMCO Energy, Inc. (the "Company"), (2) Subordinated Debentures ("Subordinated Debentures") of the Company, (3) Trust Preferred Securities of SEMCO Capital Trust I, SEMCO Capital Trust II and SEMCO Capital Trust III (collectively, the "SEMCO Trusts"), (4) Preferred Stock and Common Stock of the Company, and (5) the Trust Guarantees (as defined in the Registration Statement) of the Company with respect to such Trust Preferred Securities. The Registration Statement also relates to Stock Purchase Contracts and Stock Purchase Units.

         The Senior Debt Securities would be issued pursuant to a Senior Indenture, as supplemented, between SEMCO and the trustee named therein (the "Senior Indenture"); the Subordinated Debentures would be issued pursuant to a Subordinated Indenture, as supplemented, between SEMCO and the trustee named therein (the "Subordinated Indenture"); and the Trust Guarantees would be in the form of the Trust Guarantee Agreements between SEMCO and the trustee named therein (the "Trust Guarantee Agreements"), in each case in the respective forms filed as exhibits to the Registration Statement.

                  We are of the opinion that, assuming that issuance of the Senior Debt Securities, the Subordinated Debentures and the Trust Guarantees has been approved by all requisite state regulatory authorities and the issuance of securities by the Company is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, pursuant to an exemption thereunder, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Senior Indenture has been duly executed and delivered by the proper officers of the Company and the trustee named therein, when the Subordinated Indenture has been duly executed and delivered by the proper officers of the Company and the trustee named therein, when the Trust Guarantee Agreements have been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when the Senior Debt Securities and the Subordinated Debentures have been executed, authenticated and delivered in accordance with the terms of the Senior Indenture and the Subordinated Indenture, as the case may be, the Senior Debt Securities, the Subordinated Debentures and the Trust Guarantees will be binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

                  We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York.

                  This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit
5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

                                    Very truly yours,



                                    /s/ DEWEY BALLANTINE LLP